SCHEDULE 13D

CUSIP No. 83191310

EXHIBIT 25

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that any schedule 13G or 13D filed with the Securities and Exchange Commission after the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, with no par value, a Yukon corporation (the "Company"), will be filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below, in accordance with Rule 13g-1 under the Securities Exchange Act of 1934, as amended.

The undersigned, hereby severally and individually constitute and appoint Steven Goldstein, Chief Compliance Officer of YA Global Investments, L.P., and each of them, as true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any schedule 13G or 13D with respect to the Company and all amendments thereto with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

/s/ David Gonzalez, Esq.		Date: December 23, 2008
By: David Gonzalez., Director
Xentenial Holdings Limited

/s/ Steven S. Goldstein, Esq.		Date: December 23, 2008
By: Steven S. Goldstein, Esq.
Yorkville Advisors, LLC
Its: Chief Compliance Officer
As Investment Manager to
Yorkville Advisors, L.P.

/s/ Steven S. Goldstein, Esq.		Date: December 23, 2008
By: Steven S. Goldstein, Esq.
Yorkville Advisors, LLC
Its: Chief Compliance Officer

/s/ Mark Angelo	.	Date: December 23, 2008
By: Mark Angelo

/s/ David Gonzalez, Esq.		Date: December 23, 2008
By: David Gonzalez., Director
Staraim Enterprises Limited